Exhibit 99.1

News Release

Investor Contact: Bev Fleming 312-444-7811 Beverly_Fleming@ntrs.com	Media Contact: Doug Holt 312-557-1571 Doug_Holt@ntrs.com

http://www.northerntrust.com

Northern Trust to Acquire Omnium from Citadel

Acquisition enhances Northern Trust’s capabilities;

creates industry-leading hedge fund administration platform for institutional investors

CHICAGO, May 16, 2011 – Northern Trust (Nasdaq: NTRS) announced today that it has reached an agreement to acquire Omnium LLC, a leading hedge fund administrator with approximately $70 billion in assets under administration. The acquisition, subject to applicable regulatory approvals and other customary closing conditions, is anticipated to close in the third quarter of 2011.

Supported by Northern Trust’s global presence, asset servicing capabilities and financial strength, Omnium’s expert staff will utilize market leading technology and be integrated into Northern Trust’s Corporate & Institutional Services business unit as Northern Trust Hedge Fund Services, LLC.

Northern Trust Hedge Fund Services will offer world-class, scalable technology and dedicated expertise to serve hedge funds and large institutional investors with complex portfolios. The business will provide comprehensive administrative and middle office services including trade processing, valuation, real-time reporting, cash management, accounting, collateral management and investor servicing.

“In today’s markets, asset managers and institutional investors demand high performance, greater transparency, and outstanding technology from their administrator,” Northern Trust

Chairman and Chief Executive Officer Frederick H. Waddell said. “This acquisition brings together the best in hedge fund administration expertise, along with Northern Trust’s robust global custody capabilities and our highly respected client focus. The result is a unique opportunity to scale a world-class business.”

Northern Trust is one of the world’s leading asset servicing providers, offering global expertise and local specialist services to investment managers and institutional investors in over 40 countries. Northern Trust’s Corporate & Institutional Services business unit is a leading global provider of asset servicing, asset management, and related services to fund managers, sovereign wealth funds, pension funds, foundations, endowments, insurance companies and government funds. Its Global Fund Services business offers a broad array of middle- and back-office solutions customized to meet the needs of investment managers and fund sponsors, allowing clients to build services around their needs while providing the strength and scalability of one of the world’s leading financial institutions.

Established in 2007 by Citadel LLC, Omnium provides innovative, technology-driven hedge fund administration services including industry-leading capabilities around middle-office support, transparent access to data allowing real-time monitoring, and support for high volume and highly complex investment strategies. Omnium is headquartered in Chicago, with operations in New York, Hong Kong and Bermuda.

“The hedge fund industry has changed rapidly in the past five years, driving the need for increasingly sophisticated solutions,” said Northern Trust Corporate & Institutional Services President Steven L. Fradkin. “Northern Trust Hedge Fund Services will help clients in a wide variety of asset classes that require a high level of automation and expert operational support and effective risk management.”

About Northern Trust

Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of investment management, asset and fund administration, banking solutions and fiduciary services for corporations, institutions and affluent individuals worldwide. Northern Trust, a financial holding company based in Chicago, has offices in 18 U.S. states and 16 international locations in North America, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2011, Northern Trust had assets under custody of US$4.4 trillion, and assets under investment management of US$662.2 billion. For more than 120 years, Northern Trust has earned distinction as an industry leader in combining exceptional service and expertise with innovative products and technology. For more information, visit http://www.northerntrust.com.

About Omnium

Omnium provides world-class, technology-driven fund administration services to clients operating across a broad spectrum of investment strategies and asset classes. Established in 2007, Omnium operates in the world’s major financial centers including Chicago, New York, Hong Kong and Bermuda. For more information, please visit www.omnium.com.